EXHIBIT 10.1
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of February 11, 2009, by and among USG CORPORATION, a corporation duly organized and existing under the laws of State of Delaware and having its principal office at 550 West Adams Street, Chicago, Illinois 60661 (the “Company”), HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 452 Fifth Avenue, New York, New York 10018 (“Successor Trustee”) and WELLS FARGO BANK, N.A., a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 230 W. Monroe Street, Suite 2900, Chicago, Illinois 60606 (“Resigning Trustee”).
RECITALS:
WHEREAS, there are currently outstanding $500,000,000 aggregate principal amount of the Company’s 6.30% Senior Notes due 2016 (the “2016 Securities”) and $500,000,000 aggregate principal amount of the Company’s 7.75% Senior Notes due 2018 (the “2018 Securities”), the 2016 and 2018 Securities issued under a Trust Indenture, dated as of November 1, 2006, between the Company and the Resigning Trustee (the “2006 Indenture”), and $400,000,000 aggregate principal amount of the Company’s 10% Contingent Convertible Senior Notes due 2018 (the “Convertible Securities” and, collectively with the 2016 Securities and the 2018 Securities, the “Securities”) issued under a Trust Indenture, dated as of November 1, 2008, between the Company and the Resigning Trustee (the “2008 Indenture” and, collectively with the 2006 Indenture, the “Indentures”);
WHEREAS, the Company appointed Resigning Trustee as the Trustee, Registrar and Paying Agent under the Indentures;
WHEREAS, Section 6.10 of the Indentures provides that the Trustee may at any time resign with respect to the applicable Securities by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;
WHEREAS, Section 6.10 of the Indentures provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

WHEREAS, Section 6.11 of the Indentures provides that any successor Trustee appointed in accordance with the Indentures shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indentures, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Trustee;
WHEREAS, the Resigning Trustee has given the aforementioned required written notice that it is resigning as Trustee, Registrar and Paying Agent under the Indentures;
WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, Registrar and Paying Agent to succeed Resigning Trustee in such capacities under the Indentures; and
WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Registrar and Paying Agent under the Indentures;
NOW, THEREFORE, the Company, the Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
1.
THE RESIGNING TRUSTEE
1.1 Pursuant to Section 6.10 of the Indentures, Resigning Trustee has by letter notified the Company that Resigning Trustee is resigning as Trustee, Registrar and Paying Agent under the Indentures.
1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that:
(a)
To the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, no covenant or condition contained in the Indentures has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, by the Securityholders (as defined in this Indentures) of the percentage in aggregate principal amount of the Securities required by the Indentures to effect any such waiver.

(b)
To the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, there is no action, suit or proceeding pending or threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indentures.

(c)	As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indentures.
(d)	This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
(e)
To the best knowledge of responsible officers of the Resigning Trustee’s corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 5.1 of the Indentures.

1.3 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indentures and all the rights, powers and trusts of the Trustee under the Indentures. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Registrar and Paying Agent.
1.4 Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the effective date hereof, all of the documents listed on Exhibit A hereto, in its possession.
2.
THE COMPANY
2.1 Pursuant to Section 6.10 of the Indentures, the Company hereby accepts the resignation of Resigning Trustee as Trustee, Registrar and Paying Agent under the Indentures.

2.2 The Company hereby certifies that the Company is duly authorized to: (a) accept Resigning Trustee’s resignation as Trustee, Registrar and Paying Agent under the Indentures; (b) appoint the Successor Trustee as Trustee, Registrar and Paying Agent under the Indentures; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Registrar and Paying Agent under the Indentures.
2.3 The Company hereby appoints Successor Trustee as Trustee, Registrar and Paying Agent under the Indentures to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Indentures with like effect as if originally named as Trustee, Registrar and Paying Agent in the Indentures.
2.4 Promptly after the effective date of this Agreement, the Company shall cause the Successor Trustee to send a notice, substantially in the form of Exhibit B annexed hereto, to each Securityholder of the Securities in accordance with the provisions of Section 6.11 of the Indentures.
2.5 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:
(a)	The Company is a corporation duly validly organized and existing pursuant to the laws of the State of Delaware.
(b)
The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indentures.

(c)	The Company has no knowledge that an event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 5.1 of the Indentures.
(d)
No covenant or condition contained in the Indentures has been waived by the Company or, to the best of the Company’s knowledge, by Securityholders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(e)
There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indentures.

(f)	This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
(g)	All conditions precedent relating to the appointment of HSBC Bank USA, National Association as successor Trustee under the Indentures have been complied with by the Company.
3.
THE SUCCESSOR TRUSTEE
3.1 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:
(a)	Successor Trustee is eligible under the provisions of Section 6.9 of the 2006 Indenture and the 2008 Indenture to act as Trustee under the Indentures.
(b)	This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
3.2 Successor Trustee hereby accepts its appointment as successor Trustee, Registrar and Paying Agent under the Indentures and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee, Registrar and Paying Agent under the Indentures, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Registrar and Paying Agent under the Indentures.
3.3 References in the Indentures to “Corporate Trust Office” or other similar terms shall be deemed to refer to the principal corporate trust office of Successor Trustee, which is presently located at 452 Fifth Avenue, New York, New York 10018.
4.
MISCELLANEOUS
4.1 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indentures shall have the meanings assigned to them in the Indentures.

4.2 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on February 23, 2009.
4.3 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee in its capacity as Trustee, Registrar and Paying Agent under Section 6.6 of the Indentures and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee, Registrar and Paying Agent in accordance with the provisions of the Indentures. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of the Indentures. This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indentures. The Company acknowledges its obligation set forth in Section 6.6 of the Indentures to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indentures (which obligation shall survive the execution hereof).
4.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
4.5 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
4.6 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, all as of the day and year first above written.

WELLS FARGO BANK, N.A.
as Resigning Trustee

By:	/s/ Gregory S. Clarke

	Name:	Gregory S. Clarke
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
as Successor Trustee

By:	/s/ Vivian Ly

	Name:	Vivian Ly
	Title:	Assistant Vice President

USG CORPORATION

By:	/s/ Karen L. Leets

	Name:	Karen L. Leets
	Title:	VP & Treasurer

EXHIBIT A
Documents to be delivered to Successor Trustee
1.	Executed copies of Indentures.

2.	File of closing documents from initial issuances.

3.
Certified list of Securityholders, including certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered Securityholders, the computer tape reflecting the identity of such Securityholders).

4.	Copies of any official notices sent by the Trustee to all the Securityholders of the Securities pursuant to the terms of the Indentures during the past twelve months.

5.	List of any documents which, to the knowledge of Resigning Trustee, are required to be furnished but have not been furnished to Resigning Trustee.

6.	Securities debt service records and conversion records.

7.	Trust account statements for a one-year period preceding the date of this Agreement.

8.	All unissued Security inventory or DTC FAST held global certificates.

9.	Copies of the most recent of each of the SEC reports delivered by the Co Issuers pursuant to the Indentures.

10.	A copy of the most recent compliance certificate delivered pursuant to the Indentures.

EXHIBIT B

USG CORPORATION
NOTICE
To the Securityholders of:

USG 6.30% Senior Notes due 2016 (the “2016 Securities”)	CUSIP # 903293AQ1 (144A) & 903293AR9 (Regs)

USG 7.75% Senior Notes due 2018 (the “2018 Securities”)	CUSIP # 903293AS7

USC 10% Contingent Convertible Notes due 2018 (the “Convertible Securities”)	CUSIP # 903293AT5
of

USG CORPORATION
NOTICE IS HEREBY GIVEN, pursuant to Section 6.10 of the Trust Indenture, dated as of November 1, 2006, between USG Corporation (the “Issuer”) and Wells Fargo Bank, N.A., relating to the Issuer’s 2016 Securities and the 2018 Securities (the “2006 Indenture”) and Section 6.10 of the Trust Indenture, dated as of November 1, 2008, between the Issuer and Wells Fargo Bank, N.A., relating to the Convertible Securities (the “2008 Indenture”) (the “2006 Indenture” and, collectively with the 2008 Indenture, the “Indentures”), that WELLS FARGO BANK, N.A. has resigned as Trustee, Registrar and Paying Agent under the Indentures.
Pursuant to Section 6.10 of the Indentures, HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as Trustee, Registrar and Paying Agent under the Indentures. The address of the corporate trust office of the successor Trustee is 452 Fifth Avenue, New York, New York 10018.
WELLS FARGO BANK, N.A.’s resignation as Trustee, Registrar and Paying Agent and HSBC BANK USA, NATIONAL ASSOCIATION’s appointment as successor Trustee, Registrar and Paying Agent were effective as of the opening of business on February 23, 2009.

Dated:_______ ___, 2009	USG CORPORATION